EXHIBIT 99.1

FOR IMMEDIATE RELEASE

January 10, 2023

MARK HERNANDEZ TO SUCCEED AUGUST VLAK AS

CHIEF EXECUTIVE OFFICER OF THE EASTERN COMPANY

SHELTON, CT – January 10, 2023 – The Eastern Company (the ”Company” or “Eastern”) (NASDAQ:EML), an industrial manufacturer of unique engineered solutions serving commercial transportation, logistics, and other industrial markets, today announced that its Board of Directors has named Mark Hernandez, currently a member of the Board of Directors, the Company's next Chief Executive Officer, effective January 23, 2023. Mr. Hernandez will succeed August (Gus) Vlak, who has served as CEO since 2016.

James Mitarotonda, Chair of the Board of Directors, said, “We are privileged to have Mark join Eastern as CEO. He brings extensive management, manufacturing and industry experience which will benefit our existing operations and provide valuable insight to our acquisition efforts. He is ideally suited to lead The Eastern Company through its next stage of value creation, and we expect a seamless transition of leadership.”

Mr. Hernandez has led Navistar’s global manufacturing, supply chain, and logistics since 2018, most recently as Executive Vice President. Prior to Navistar, Mr. Hernandez was an Experienced Practice Expert (Manufacturing and Commercial Vehicles) at McKinsey & Company, focusing on business transformation. From 1994 to 2016, Mr. Hernandez held several roles at Daimler AG and Daimler Trucks North America, where he was a member of Leadership 2020 G16, reporting to the Daimler Board of Management. He graduated cum laude from the United States Naval Academy.

Mr. Mitarotonda added, "The Board greatly appreciates Gus Vlak’s leadership during his tenure at the Company.  His contributions to the strategic restructuring of the business, and his stewardship through the unprecedented challenges during the past few years, will be hallmarks of his legacy.”

Mr. Vlak said, "It has been an enormous privilege to serve as CEO of Eastern. I am proud of everything our team has accomplished during my tenure.”

Mr. Hernandez said, "I am honored to be named CEO and appreciate the Board's trust and support. I look forward to working with our outstanding employees, as we focus on organic growth, margin expansion and long-term shareholder value creation.”

About The Eastern Company

The Eastern Company manages industrial businesses that design, manufacture and sell unique engineered solutions to markets.  Eastern’s businesses operate in industries that offer long-term macroeconomic growth opportunities.  The Company operates from locations in the U.S., Canada, Mexico, U.K., Taiwan, and China.  More information on the Company can be found at www.easterncompany.com.

3 Enterprise Drive, Suite 408,  SHELTON,  CONNECTICUT  06484

PHONE (203) 729 - 2255  *  FAX (203) 723 - 8653  *  WWW.EASTERNCOMPANY.COM

Safe Harbor for Forward-Looking Statements

Statements in this document about our future expectations, beliefs, goals, plans, or prospects constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations, and releases of the Securities and Exchange Commission. Any statements that are not statements of historical fact, including statements containing the words “would,” “should,” “may,” “will,” “believes,” “estimates,” “intends,” “continues,” “reflects,” “plans,” “anticipates,” “expects,” “potential,” “opportunities” and similar expressions, should also be considered to be forward-looking statements. Readers should not place undue reliance on these forward-looking statements, which are based upon management’s current beliefs and expectations. These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements. The risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements include the scope and duration of the COVID-19 pandemic, including the timing of the distribution of COVID-19 vaccines and rates of vaccination, the extent of resurgences, the emergence of additional variants of COVID-19 and economic effects of the COVID-19 pandemic (and how quickly and to what extent normal economic activity can resume), including supply chain disruptions, delays in delivery of our products to our customers, impact on demand for our products, reductions in production levels, increased costs, including costs of raw materials, the impact on global economic conditions, the availability, terms, and cost of financing, including borrowings under credit arrangements or agreements, and risks associated with employees working remotely or operating with a reduced workforce. Other factors include, but are not limited to: risks associated with doing business overseas, including fluctuations in exchange rates and the inability to repatriate foreign cash, the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs and the impact of political, economic and social instability; restrictions on operating flexibility imposed by the agreement governing our credit facility; the inability to achieve the savings expected from global sourcing of materials; the impact of higher raw material and component costs, particularly steel, plastics, scrap iron, zinc, copper and electronic components; lower-cost competition; our ability to design, introduce and sell new products and related components; market acceptance of our products;  the inability to attain expected benefits from acquisitions or the inability to effectively integrate such acquisitions and achieve expected synergies; domestic and international economic conditions, including the impact, length and degree of economic downturns on the customers and markets we serve and more specifically conditions in the automotive, construction, aerospace, energy, oil and gas, transportation, electronic, and general industrial markets; costs and liabilities associated with environmental compliance; the impact of climate change or terrorist threats and the possible responses by the U.S. and foreign governments; failure to protect our intellectual property; cyberattacks; materially adverse or unanticipated legal judgments, fines, penalties or settlements.  There are important, additional factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including those set forth in our reports and filings with the Securities and Exchange Commission. We undertake no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law.

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